Exhibit 99.1

SemGroup Corporation Reports Fourth Quarter and Full Year 2015 Results
Dividend Increased 48% Year-Over-Year
Full Year Adjusted EBITDA Increased 6%

Tulsa, OK - February 25, 2016 - SemGroup® Corporation (NYSE: SEMG) today announced its financial results for the three months and twelve months ended December 31, 2015.

SemGroup's adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $79.3 million for the fourth quarter 2015, a decrease of approximately 5% year-over-year as compared to fourth quarter 2014 results of $83.2 million and up 4% compared to third quarter 2015 results of $75.9 million.

For full-year 2015, SemGroup reported $305.3 million in Adjusted EBITDA, a 6% increase as compared to $287.4 million for the same period last year. Our 2015 Adjusted EBITDA results were lower by $11 million compared to prior year due to the impact of foreign exchange rates. Adjusted EBITDA, which is a non-GAAP measure, is reconciled to net income below.

"SemGroup made significant strides towards achieving our strategic goals in 2015, against the backdrop of weakened and volatile commodity prices. While industry headwinds resulted in slower growth, our prudent capital investment and strong balance sheet demonstrated SemGroup's resiliency in the face of a significant down cycle," said Carlin Conner, president and chief executive officer of SemGroup. "Looking back on 2015, we announced our first Gulf Coast project with the Maurepas Pipeline backed by a multi-decade, take-or-pay contract with an investment grade, refining counterparty. As we move into 2016, SemGroup will continue to focus on protecting our balance sheet by managing our coverage and liquidity. We will critically evaluate new capital projects, while completing our core strategic investments such as Maurepas Pipeline, as key components of our strategy during this downturn in the market."

SemGroup reported revenues for the fourth quarter 2015 of $382.5 million with net income attributable to SemGroup of $0.7 million, or $0.02 per diluted share, compared to revenues of $397.1 million with a net income attributable to SemGroup of $4.9 million, or $0.11 per diluted share, for the third quarter 2015. Fourth quarter 2015 net income was negatively impacted by non-cash expenses of $9.5 million for goodwill impairment. For the fourth quarter 2014, revenues totaled $547.2 million with net income attributable to SemGroup of $8.1 million, or $0.18 per diluted share.

For the year ended December 31, 2015, SemGroup reported revenues of $1.5 billion with net income attributable to SemGroup of $30.3 million, or $0.69 per diluted share, compared to revenues of $2.1 billion with a net income attributable to SemGroup of $29.2 million, or $0.68 per diluted share, for the same period in 2014.

Fourth Quarter 2015 Dividend and 2016 Dividend Guidance
The SemGroup board of directors declared a quarterly cash dividend to common shareholders of $0.45 per share, resulting in an annualized dividend of $1.80 per share. This represents an increase of approximately 32% over the dividend of $0.34 per share with respect to the fourth quarter of 2014 and a 48% increase year-over-year. The dividend will be paid on March 17, 2016 to all common shareholders of record on March 7, 2016. The company expects to maintain its current dividend of $0.45 per share and minimum dividend coverage of 1.2 times or greater throughout 2016, representing a 6% increase year-over-year. Cash Available for Dividends, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

Exhibit 99.1

2016 Adjusted EBITDA and Capex Guidance
SemGroup anticipates 2016 consolidated Adjusted EBITDA guidance of between $270 and $320 million, compared to 2015 results of $305.3 million. The company also expects to deploy approximately $455 million in capital investments in 2016.

Earnings Conference Call
SemGroup will host a joint conference call with Rose Rock Midstream®, L.P. (NYSE: RRMS) for investors tomorrow, February 26, 2016, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.855.239.1101, or for international callers, 1.412.524.4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup's Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page. The fourth quarter 2015 earnings slide deck will be posted under Presentations.

About SemGroup
Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.
SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.semgroupcorp.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
Adjusted EBITDA and cash available for dividends are not U.S. generally accepted accounting principles (GAAP) measures and are not intended to be used in lieu of GAAP presentation of net income (loss). Adjusted EBITDA and cash available for dividends are presented in this presentation because SemGroup believes they provide additional information with respect to its performance. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this presentation. Cash available for dividends is based on Adjusted EBITDA, as described above, adjusted to exclude the earnings of our subsidiary, Rose Rock Midstream, cash income taxes, cash interest expense and maintenance capital expenditures and include cash distributions received from Rose Rock Midstream. Because all companies do not use identical calculations, SemGroup’s presentations of Adjusted EBITDA and cash available for dividends may be different from similarly titled measures of other companies, thereby diminishing their utility. Adjusted EBITDA and cash available for dividends are presented as management believes they provide additional information and metrics relative to the performance of our business.

Forward-Looking Statements
Certain matters contained in this Press Release include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

Exhibit 99.1

1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs, the ability of our subsidiary, Rose Rock Midstream, L.P. (NYSE: RRMS), to generate sufficient cash flow from operations to provide the level of cash distributions we expect; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements and the indentures governing our senior notes, including requirements under our credit agreements to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

Exhibit 99.1

Media:
Kiley Roberson
918-524-8594
kroberson@semgroupcorp.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets	$480,381	$479,280
Property, plant and equipment, net	1,566,821	1,256,825
Goodwill and other intangible assets	210,255	231,391
Equity method investments	551,078	577,920
Other noncurrent assets, net	62,155	44,386
Total assets	$2,870,690	$2,589,802
LIABILITIES AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$31	$40
Other current liabilities	376,996	391,622
Total current liabilities	377,027	391,662
Long-term debt, excluding current portion	1,074,597	767,092
Other noncurrent liabilities	222,710	211,611
Total liabilities	1,674,334	1,370,365
Total owners' equity	1,196,356	1,219,437
Total liabilities and owners' equity	$2,870,690	$2,589,802

Exhibit 99.1

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Revenues	$382,493	$547,237	$397,065	$1,455,094	$2,122,579
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	268,680	411,655	274,639	979,549	1,623,358
Operating	57,286	67,034	53,267	224,443	246,613
General and administrative	19,094	23,963	23,045	97,366	87,845
Depreciation and amortization	26,452	27,498	26,022	100,882	98,397
Loss (gain) on disposal or impairment, net	9,993	11,959	(951)	11,472	32,592
Total expenses	381,505	542,109	376,022	1,413,712	2,088,805
Earnings from equity method investments	20,687	15,827	16,237	81,386	64,199
Gain on issuance of common units by equity method investee	352	2,121	136	6,385	29,020
Operating income	22,027	23,076	37,416	129,153	126,993
Other expenses (income), net	19,082	(2,196)	17,829	52,807	28,422
Income from continuing operations before income taxes	2,945	25,272	19,587	76,346	98,571
Income tax expense	3,921	12,569	10,006	33,530	46,513
Income (loss) from continuing operations	(976)	12,703	9,581	42,816	52,058
Income (loss) from discontinued operations, net of income taxes	(1)	4	(1)	(4)	(1)
Net income (loss)	(977)	12,707	9,580	42,812	52,057
Less: net income (loss) attributable to noncontrolling interests	(1,661)	4,633	4,707	12,492	22,817
Net income attributable to SemGroup Corporation	$684	$8,074	$4,873	$30,320	$29,240
Net income attributable to SemGroup Corporation	$684	$8,074	$4,873	$30,320	$29,240
Other comprehensive loss, net of income taxes	(7,671)	(17,669)	(20,210)	(31,421)	(24,287)
Comprehensive income (loss) attributable to SemGroup Corporation	$(6,987)	$(9,595)	$(15,337)	$(1,101)	$4,953
Net income per common share:
Basic	$0.02	$0.19	$0.11	$0.69	$0.69
Diluted	$0.02	$0.18	$0.11	$0.69	$0.68
Weighted average shares (thousands):
Basic	43,824	43,492	43,808	43,787	42,665
Diluted	43,971	43,807	43,971	43,970	42,967

Exhibit 99.1

Reconciliation of net income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Net income (loss)	$(977)	$12,707	$9,580	$42,812	$52,057
Add: Interest expense	19,092	14,650	19,170	69,675	49,044
Add: Income tax expense	3,921	12,569	10,006	33,530	46,513
Add: Depreciation and amortization expense	26,452	27,498	26,022	100,882	98,397
EBITDA	48,488	67,424	64,778	246,899	246,011
Selected Non-Cash Items and Other Items Impacting Comparability	30,837	15,783	11,171	58,383	41,430
Adjusted EBITDA	$79,325	$83,207	$75,949	$305,282	$287,441
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2015	2014	2015	2015	2014
Loss (gain) on disposal or impairment, net	$9,993	$11,959	$(951)	$11,472	$32,592
Loss (income) from discontinued operations, net of income taxes	1	(4)	1	4	1
Foreign currency transaction loss (gain)	132	302	(385)	(1,067)	(86)
Remove NGL equity losses (earnings) including gain on issuance of common units	(346)	(387)	742	(11,416)	(31,363)
Remove gain on sale of NGL units	—	(7,463)	—	(14,517)	(34,211)
NGL cash distribution	4,839	5,942	4,752	19,074	23,404
M&A transaction related costs	—	—	—	10,000	—
Inventory valuation adjustments including equity method investees	1,810	7,781	142	3,187	7,781
Employee severance expense	48	101	21	90	220
Unrealized loss (gain) on derivative activities	5,330	(1,078)	(4,546)	2,014	(1,734)
Change in fair value of warrants	—	(10,076)	—	—	13,423
Depreciation and amortization included within equity earnings	6,173	6,404	6,412	25,307	18,992
Bankruptcy related expenses	—	317	33	224	1,310
Charitable contributions	—	81	—	—	3,379
Legal settlement expense	—	—	3,394	3,394	—
Recovery of receivables written off at emergence	—	—	—	—	(664)
Non-cash equity compensation	2,857	1,904	1,556	10,617	8,386
Selected Non-Cash Items and Other Items Impacting Comparability	$30,837	$15,783	$11,171	$58,383	$41,430

Exhibit 99.1

2016 Adjusted EBITDA Guidance Reconciliation(1)

(in millions, unaudited)
Mid-point
Net income	$34.0
Add: Interest expense	83.0
Add: Income tax expense	10.0
Add: Depreciation and amortization	126.0
EBITDA	$253.0
Selected Non-Cash and Other Items Impacting Comparability	42.0
Adjusted EBITDA	$295.0

Selected Non-Cash and Other Items Impacting Comparability
Depreciation and amortization included within equity earnings	$28.0
Non-cash equity compensation	14.0
Selected Non-Cash and Other Items Impacting Comparability	$42.0

(1) Adjusted EBITDA guidance is on a cash basis for equity investments in NGL Energy Partners LP, includes fully consolidated Rose Rock Midstream

Exhibit 99.1

2016 Cash Available for Dividends Guidance Reconciliation(2)

(in millions, unaudited)
Mid-point
Net income	$34.0
Add: Interest expense	83.0
Add: Income tax expense	10.0
Add: Depreciation and amortization	126.0
EBITDA	$253.0
Selected Non-Cash and Other Items Impacting Comparability	(63.0)
SemGroup Stand-alone Adjusted EBITDA	$190.0

Less: Cash interest expense	29.0
Less: Cash paid for income taxes	10.0
Less: Maintenance capital expenditures	45.0
Cash available for dividends	$106.0

Expected dividends declared	$79.0

Coverage	1.3	x

Selected Non-Cash and Other Items Impacting Comparability
Rose Rock EBITDA	$(148.5)
Rose Rock distributions received, net of General Partner support	74.5
Non-cash equity compensation	11.0
Selected Non-Cash and Other Items Impacting Comparability	$(63.0)

(2) Cash available for dividends guidance is on a cash basis for equity investments in NGL Energy Partners LP